            Exhibit 99.1
Contacts:
Investor Relations                                                                                                                                                              Trade Relations
Kathleen Makrakis                                                                                                                                                              Betty LaBaugh
Director of Investor Relations                                                                                                                                                               Public Relations Manager
203-769-8054                                                                                                                                                             603-594-8585,   ext. 3441
kmakrakis@presstek.com                                                                                                                                                           blabaugh@presstek.com

Presstek Announces First Quarter 2009 Results

•	57% Reduction in Debt Net of Cash
•	Significant Continued Decline in Operating Expenses
•	Revenue Decrease Reflects Global Industry and Economic Trends

Greenwich, CT., May 8, 2009 -- Presstek, Inc. (NASDAQ: PRST) today reported a loss from continuing operations for the first quarter of 2009 of $1.1 million, or $0.03 per share, versus income from continuing operations of $0.9 million, or $0.03 per share for the first quarter of 2008.  Revenues for the quarter were $34.5 million, a decline of $16.3 million or 32% when compared to the same quarter in 2008. The company reported a loss from operations in the first quarter of 2009 of $1.8 million, a decline of $3.6 million from the prior year.  Continued improvements in operating expense levels, driven in large part by the successful implementation of the company’s Business Improvement Plan as well as continued restructuring actions in late 2008, partially offset the negative impact of reduced sales resulting from ongoing global economic pressures.  The company’s debt net of cash was $9.7 million at the end of the quarter, a reduction of $12.6 million or 57% from the first quarter of 2008.  Including discontinued operations, the company reported a net loss of $1.2 million for the first quarter of 2009, versus net income of $0.2 million in the first quarter of 2008.

Results from continuing operations exclude the company’s Lasertel affiliate which is currently being marketed for sale.  Lasertel will continue to operate as a separate business during this process, and will remain focused on growing its position in the laser diode market.

 “Our vigilance in reducing costs has allowed us to offset a significant portion of the negative impact of the sales decline driven by the current economic uncertainty which is making financing more complex and also causing customers to delay major purchases,” commented Presstek Chairman, President and Chief Executive Officer, Jeff Jacobson.  “We continue to invest in key growth initiatives, and I am optimistic about the potential of these opportunities.  We are aggressively marketing our high quality and high productivity solutions in order to enable our customers to become more productive and profitable during these challenging times.  We also remain intensely focused on managing costs and reducing debt, and we believe that these actions, combined with the expected revenue growth from our new product initiatives, will position Presstek for great success.”

Overall revenues for the quarter of $34.5 million declined 32% driven by a 62% reduction in equipment sales, reflecting customer delays in major capital commitments, as well as continued tightening in the credit markets.  Consumables sales were $21.9 million, a 22% decline from the prior year driven by lower print volume combined with customer inventory reductions.  Service revenue declined 20% due to reduced service of traditional equipment and lower parts sales.

Gross margin in the quarter was 35.1% compared to 36.2% in the first quarter of 2008.  Margins in the quarter were negatively impacted by equipment product and channel mix, reduced volume, and lower utilization in the service business, and foreign exchange.

Operating expenses of $13.9 million in 2009 reflected a year-over-year improvement of $2.7 million, or 16% due primarily to the successful execution of the company’s Business Improvement Plan initiatives as well as additional actions taken during the latter part of 2008.  Restructuring charges in 2009 of $0.1 million were $0.5 million favorable to 2008.

The loss from operations in the quarter was $1.8 million, a decline of $3.6 million from 2008.  Interest and other income improved $0.9 million in 2009 versus 2008 due primarily to a $1.2 million legal settlement partially offset by foreign currency transaction losses.  In addition, interest expense declined $0.3 million as a result of the company’s reduced debt level and lower interest rates.

Income taxes provided a benefit of $0.3 million in 2009 versus an expense of $0.4 million in 2008.

“Our consistent financial discipline has enabled the company to generate positive cash earnings from continuing operations in the quarter, and reduce debt net of cash 57% below prior year levels despite economic pressures,” commented Executive Vice President and Chief Financial Officer Jeff Cook.  “The lean cost structure we have created has been instrumental in our ability to manage effectively through these challenging times.”

Impairment Review

The company assessed the valuation of goodwill, other intangible assets, long-lived assets, and deferred tax assets and no impairment was identified as of the end of the first quarter of 2009.  Depending on market and economic conditions, impairment could be identified in future periods, which would result in non-cash impairment charges.

Annual Meeting of Stockholders

The company also announced that its Annual Meeting of Stockholders will be held on Wednesday, June 3, 2009, commencing at 1:30 P.M. local time, at the offices of McDermott Will and Emery, LLP, 340 Madison Avenue, New York, New York.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the company provides non-GAAP financial measures, including debt net of cash, which is defined as debt minus cash, and other GAAP measures adjusted for certain charges, which the company believes are useful to help investors better understand its past financial performance and prospects for the future.  A full reconciliation of GAAP to non-GAAP measures is provided in the financial tables below.  Supplemental financial information has been provided with this release to provide additional details on the company's performance.

Conference Call and Webcast

Management will discuss Presstek's first quarter 2009 results in a conference call today at 10:30 a.m. Eastern Daylight Time.  Conference call information is below:

CONFERENCE CALL ACCESS
Domestic Dial In: 866-383-8008
International Dial In: 617- 597-5341
Passcode: 23463541

In addition, for those unable to participate at the time of the call, a rebroadcast will be available following the call from Friday, May 8, 2009 at 12:00 PM Eastern Daylight Time until Friday, May 15, 2009 Eastern Daylight Time at midnight.

Domestic Dial In: 888-286-8010
International Dial In: 617-801-6888
Passcode: 98889119

An archived web cast of this conference call will also be available on the "Investor Events Calendar" page of the company's web site, www.presstek.com.

About Presstek

Presstek, Inc. is a leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets.  Presstek's patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs.  Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.  Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek's and external customers' applications.   For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

DI is a registered trademark of Presstek, Inc.

  “Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue, gross margins, operating income (loss), EBITDA, asset impairments, the continuation of progress at reducing costs and expenses, customer demand, the results of the company’s Business Improvement Plan, and the ability of the company to achieve its stated objectives.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the severity and length of the current economic downturn,  the impact of the economic downturn on the availability of credit for the company’s customers, the company’s ability to successfully market its Lasertel subsidiary for sale, market acceptance of and demand for the company's products and resulting revenue, the ability of the company to successfully expand into new territories, the ability of the company to meet its stated financial and operational objectives, the company's dependence on its partners (both manufacturing and distribution), the results of the pending formal investigation by the Securities and Exchange Commission, the ability of the company’s insurer to fund the settlement of the class action lawsuit and certain costs associated with the lawsuit and the SEC investigation, and other risks and uncertainties detailed in the company's 2008 Annual Report on Form 10-K and the company's other reports on file with the Securities and Exchange Commission.  The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  The company undertakes no obligation to update any forward-looking statements contained in this news release.

PRESSTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)
(Unaudited)

	Three months ended
	April 4,	March 29,
	2009	2008

Revenue
Product	$26,896	$41,390
Service and parts	7,564	9,404
Total revenue	34,460	50,794

Cost of revenue
Product	16,377	25,468
Service and parts	5,989	6,926
Total cost of revenue	22,366	32,394

Gross profit	12,094	18,400

Operating expenses
Research and development	1,260	1,363
Sales, marketing and customer support	6,365	7,420
General and administrative	5,972	6,973
Amortization of intangible assets	254	291
Restructuring and other charges	84	635
Total operating expenses	13,935	16,682

Income (loss) from operations	(1,841)	1,718
Interest and other income (expense), net	460	(472)

Income (loss) from continuing operations before income taxes	(1,381)	1,246
Provision (benefit) for income taxes	(275)	359

Income (loss) from continuing operations	(1,106)	887
Loss from discontinued operations, net of income taxes	$(85)	$(669)

Net income (loss)	$(1,191)	$218

Earnings (loss) per share - basic
Income (loss) from continuing operations	$(0.03)	$0.03
Loss from discontinued operations	$(0.00)	$(0.02)
	$(0.03)	$0.01
Earnings (loss) per share - diluted
Income (loss) from continuing operations	$(0.03)	$0.03
Loss from discontinued operations	$(0.00)	$(0.02)
	$(0.03)	$0.01

Weighted average shares outstanding
Weighted average shares outstanding - basic	36,637	36,568
Dilutive effect of stock options	-	8
Weighed average shares outstanding - diluted	36,637	36,576

PRESSTEK, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	April 4,	January 3,
	2009	2009

ASSETS
Current assets
Cash and cash equivalents	$5,262	$4,738
Accounts receivable, net	28,689	30,757
Inventories	38,294	37,607
Assets of discontinued operations	13,884	13,332
Deferred income taxes	7,490	7,066
Other current assets	4,115	4,095
Total current assets	97,734	97,595

Property, plant and equipment, net	24,779	25,530
Goodwill	19,114	19,114
Intangible assets, net	3,953	4,174
Deferred income taxes	10,524	10,494
Other noncurrent assets	568	606

Total assets	$156,672	$157,513

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt and capital lease obligation	$2,454	$4,074
Line of credit	12,487	12,415
Accounts payable	14,525	12,031
Accrued expenses	12,799	13,244
Deferred revenue	6,523	7,300
Liabilities of discontinued operations	5,639	5,748
Total current liabilities	54,427	54,812

Other long-term liabilities	169	170

Total liabilities	54,596	54,982

Stockholders' equity
Preferred stock	-	-
Common stock	366	366
Additional paid-in capital	118,499	117,985
Accumulated other comprehensive income (loss)	(5,732)	(5,954)
Accumulated deficit	(11,057)	(9,866)
Total stockholders' equity	102,076	102,531

Total liabilities and stockholders' equity	$156,672	$157,513

PRESSTEK, INC.
CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL INFORMATION
$000's
(Unaudited)

	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Q1 2009
Key Units
DI Presses (Excludes QMDI)	29	35	37	25	13
CtP Platesetters (Excludes DPM)	46	31	36	35	24

Revenue - Growth Portfolio
DI Presses (Excludes QMDI)	9,768	11,863	12,867	7,528	3,521
Presstek Branded DI Plates	4,791	4,796	4,653	4,661	4,025
Total DI Revenue	14,559	16,659	17,520	12,189	7,546

Presstek CtP Platesetters (Excludes DPM)	2,781	2,183	2,228	2,039	1,109
Chemistry Free CtP Plates	4,427	5,136	4,064	4,402	3,426
Total CtP Revenue	7,208	7,319	6,292	6,441	4,535

Service Transfer	(911)	(1,334)	(976)	(1,176)	(601)
Service Revenue	2,727	3,110	2,804	3,002	2,723

Total Revenue - Growth Portfolio	23,583	25,754	25,640	20,456	14,203

Revenue - Traditional Portfolio
QMDI Platform	4,581	4,357	3,456	3,417	2,962
Polyester CtP Platform	4,485	4,524	4,077	3,601	3,575
Other DI Plates	1,770	2,249	2,059	1,693	1,295
Conventional/Other	9,777	9,427	7,943	7,916	7,776
Total Product Revenue - Traditional	20,613	20,557	17,535	16,627	15,607

Service Transfer	(79)	(116)	(85)	(102)	(190)
Service Revenue - Traditional	6,677	5,411	5,444	5,336	4,840

Total Revenue - Traditional Portfolio	27,211	25,852	22,894	21,861	20,257

Total Revenue	50,794	51,606	48,534	42,318	34,460

Product Revenue Components %
Growth	46.4%	49.9%	52.8%	48.3%	41.2%
Traditional	53.6%	50.1%	47.2%	51.7%	58.8%

Geographic Revenues (Origination)
North America	39,767	35,918	35,244	32,374	26,715
Europe	11,027	15,688	13,290	9,944	7,745
Consolidated	50,794	51,606	48,534	42,318	34,460

Gross Margin
Presstek
Equipment	15.1%	10.1%	15.1%	11.7%	5.9%
Consumables	49.4%	49.1%	49.5%	51.2%	46.7%
Service	26.3%	23.3%	26.1%	29.7%	20.8%
Consolidated	36.2%	33.8%	34.7%	37.9%	35.1%

Operating Expense (Excluding Special Charges) (A)	$16,047	$14,868	$14,337	$16,409	$13,851

Profitability
Net income (loss)	$218	$567	$195	$(456)	$(1,191)
Add back: Loss from discontinued operations	669	436	431	1,070	85
Net income (loss) from continuing operations	887	1,003	626	614	(1,106)
Add back:
Interest	363	195	147	121	56
Other (income) expense	109	(380)	212	(1,705)	(516)
Tax charge (benefit)	359	1,219	1,153	49	(275)
Other charges (credits)	635	560	374	539	84
Operating income (loss) from continuing operations	2,353	2,597	2,512	(382)	(1,757)
Add back:
Depreciation and amortization	1,612	1,440	1,379	1,172	1,191
Other income (expense)	(109)	380	(212)	1,705	516
EBITDA From Continuing Operations (A)	$3,856	$4,417	$3,679	$2,495	$(50)

Cash Earnings From Continuing Operations
Income (loss) from continuing operations	887	1,003	626	614	(1,106)
Add back:
Other charges (credits)	635	560	374	539	84
Depreciation and amortization	1,612	1,440	1,379	1,172	1,191
Non cash portion of equity compensation (2006 forward 123R related)	442	381	498	482	457
Non cash portion of taxes	(75)	371	749	36	(454)
Cash Earnings From Continuing Operations (A)	3,501	3,755	3,626	2,843	172

Working Capital
Current assets (excluding net assets of discontinued operations)	$102,700	$103,619	$93,152	$84,263	$83,850
Current liabilities
Short-term debt	22,000	25,356	15,130	16,489	14,941
All other current liabilities	44,900	45,250	37,163	32,575	33,847
Current liabilities	66,900	70,606	52,293	49,064	48,788
Working capital	35,800	33,013	40,859	35,199	35,062
Add back short-term debt	22,000	25,356	15,130	16,489	14,941
Working capital, excluding short-term debt (A)	$57,800	$58,369	$55,989	$51,688	$50,003

Debt net of cash (A)
Calculation of total debt:
Current portion of long-term debt	$7,000	$10,356	$3,240	$4,074	$2,454
Line of credit	15,000	15,000	11,890	12,415	12,487
Long-term debt, net of current portion	6,750	1,644	834	-	-
Total debt	28,750	27,000	15,964	16,489	14,941
Cash	6,447	4,268	2,634	4,738	5,262
Debt net of cash	$22,303	$22,732	$13,330	$11,751	$9,679

Days Sales Outstanding	67	64	60	69	74

Days Inventory Outstanding	83	86	87	87	100

Capital Expenditures	$92	$417	$437	$831	$180

Employees	633	628	622	608	612

A.   Operating expenses, excluding special charges and EBITDA from continuing operations [earnings before interest, taxes, depreciation, amortization and restructuring and merger-related charges (credits)]; Working capital, excludingshort-term debt; Debt net of cash; and Cash earning from continuing operations are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information preparedand presented in accordance with GAAP.  Presstek's management believes that EBITDA provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future.   Presstek's management believes that Cash earnings from continuing operations provide meaningful supplemental information regarding Presstek's current financial performance and prospects for the future.  Presstek's management believes that Working capital, excluding short-term debt, provides meaningful supplemental information regarding Presstek's ability to meet its current liability obligations.  Presstek's management believes that Debt net of cash provides meaningful information on Presstek's debt relative to its cash position.  Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods.  These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity.  Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.  Reconciliations of these measures to GAAP are included in the tables above.

** Certain amounts may be subject to reclassification to conform to current presentation